EXHIBIT 11.1
                         ESPEY MFG. & ELECTRONICS CORP.
                      Computation of per Share Earnings as
                        Disclosed in Item 14 of Form 10-K



                         Five years ended June 30, 2002

                                           2003            2002            2001             2000           1999
                                         -------         -------         -------          --------        -------

Computation of earnings
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding .....         1,025,200       1,030,556      1,031,403       1,045,520        1,100,065
                                         ==========      ==========     ==========      ==========       ==========

Net income.......................        $  964,700      $  545,754     $1,033,069      $  782,943       $  730,601
                                         ==========      ==========     ==========      ==========       ==========

Per share-basic.................         $      .94      $      .53     $     1.00      $      .75       $     .66
                                         ==========      ==========     ==========      ==========       ==========
         DILUTED
         Weighted average
         number of primary
         shares outstanding .....         1,027,686       1,034,904      1,033,989       1,045,235        1,100,065
                                         ==========      ==========     ==========      ==========       ==========

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method..................             2,486           4,348          2,586             285              --
                                         ==========      ==========     ==========      ==========       ==========

Net income.......................        $  964,700      $  545,754     $1,033,069      $  782,943       $  730,601
                                         ==========      ==========     ==========      ==========       ==========

Per share-diluted................        $      .94      $      .53     $     1.00      $      .75       $      .66
                                         ==========      ==========     ==========      ==========       ==========
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